NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700

	Senior Vice President and CFO	John C. Rickel	(713) 647-5700

	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700

AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513

AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
THURSDAY, FEB. 22, 2007

GROUP 1 AUTOMOTIVE DECLARES QUARTERLY CASH DIVIDEND

HOUSTON, Feb. 22, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that its board of directors approved a quarterly cash dividend of $0.14 per share payable on March 15, 2007, to stockholders of record on March 6, 2007.

About Group 1 Automotive, Inc.
Group 1 owns 104 automotive dealerships comprised of 143 franchises, 33 brands and 28 collision service centers in Alabama, California, Florida, Georgia, Kansas, Louisiana, Massachusetts, Mississippi, New Hampshire, New Jersey, New Mexico, New York, Oklahoma and Texas. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.